Exhibit 99.1

BCP Investment Corporation Announces Third Quarter 2026 Financial Results

Subsequent to Quarter End, Entered into a Merger Agreement to Acquire Investcorp Credit Management BDC, Inc. at 90% of ICMB’s Closing NAV; Transaction Expected to Be Accretive to BCIC and ICMB Shareholders

Declares Monthly Base Distributions of $0.09 Per Share for January, February, and March 2027

Non-Accrual Debt Investments Decline to 10, Representing 2.8% of the Portfolio at Fair Value

NEW YORK, November 11, 2026 – BCP Investment Corporation (NASDAQ: BCIC) (“BCIC” or the “Company”) announced today its financial results for the third quarter ended September 30, 2026.

Third Quarter 2026 Highlights

•	Total investment income for the third quarter of 2026 was $13.9 million, compared to $15.2 million for the second quarter of 2026.

•	Core investment income[1], excluding the impact of purchase price accounting, for the third quarter of 2026 was $12.2 million, compared to $12.9 million for the second quarter of 2026.

•	Net investment income (“NII”) for the third quarter of 2026, was $4.6 million ($0.37 per share), compared to $5.5 million ($0.45 per share) for the second quarter of 2026.

•	Net asset value (“NAV”) as of September 30, 2026 was $162.7 million ($13.13 per share), compared to $179.5 million ($14.49 per share) as of June 30, 2026.

•

Non-accrual investments decreased to 10 across 7 portfolio companies from 11 across 7 portfolio companies, representing 2.8% and 6.0% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of September 30, 2026, compared to 3.1% and 5.7%, respectively, as of June 30, 2026. For a subset of the non-accrual population, the Company continues to recognize interest income on a cash basis (i.e., only when cash payments are received).

•	Deployment of approximately $3.1 million and repayments and sales of approximately $8.9 million resulting in net repayments and sales of approximately $5.8 million during the quarter.

[1]

Core investment income represents reported total investment income as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, less the impact of purchase discount accretion in connection with the Garrison Capital Inc. (“GARS”), Harvest Capital Credit Corporation (“HCAP”), and Logan Ridge Finance Corporation (“LRFC”) mergers. BCIC believes presenting core investment income and the related per share amount is a useful and appropriate supplemental disclosure for analyzing its financial performance due to the unique circumstance giving rise to the purchase accounting adjustment. However, core investment income is a non-U.S. GAAP measure and should not be considered as a replacement for total investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, core investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing BCIC’s financial performance.

•

The Company issued $10.0 million of 7.50% notes due 2029 on September 2, 2026, as additional notes under the Sixth Supplemental Indenture pursuant to which the Company previously issued $50.0 million aggregate principal amount of 7.50% notes due 2029 on March 24, 2026. The additional notes are consolidated with and treated as a single series and have the same terms as to status, redemption and otherwise (other than issue date) as the initial issuance.

•

The Company amended its senior secured revolving credit facility with KeyBank National Association (as amended, the “KeyBank Credit Facility”) on August 6, 2026, reducing the applicable borrowing spread from 2.80% to 2.50% during the reinvestment period and from 3.20% to 3.00% during the amortization period, extending the reinvestment period to August 2029 and the maturity date to August 2031, and increasing committed capacity under the KeyBank Credit Facility from $75.0 million to $150.0 million. Borrowings under the KeyBank Credit Facility were used to repay in full all outstanding advances and other amounts then due under the Company’s revolving credit facility with JPMorgan, and the commitments thereunder were terminated, consolidating the Company’s secured revolving borrowings into a single facility.

Subsequent Events

•

On September 3, 2026, the Company notified U.S. Bank Trust Company, National Association of its election to redeem the remaining $10.0 million aggregate principal amount outstanding of its 2026 Notes pursuant to the terms of the Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture. On October 3, 2026, the 2026 Notes were redeemed at par plus accrued interest which resulted in a loss of less than $0.1 million.

•	On October 30, 2026, the Company paid its regular monthly base distribution of $0.09 per share of common stock to stockholders of record as of October 15, 2026.

•

On November 11, 2026, the Company declared a regular monthly base distribution of $0.09 per share of common stock for each of January, February, and March 2027. The January 2027 distribution is payable on January 29, 2027, to stockholders of record at the close of business on January 15, 2027. The February 2027 distribution is payable on March 2, 2027, to stockholders of record at the close of business on February 16, 2027. The March 2027 distribution is payable on March 30, 2027, to stockholders of record at the close of business on March 15, 2027.

•

On November 11, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Investcorp Credit Management BDC, Inc., a Maryland corporation (“ICMB”), and Aria Acquisition Sub, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Acquisition Sub”). The Merger Agreement provides that (i) Acquisition Sub will merge with and into ICMB (the “First Merger”), with ICMB continuing as the surviving company and as a wholly-owned subsidiary of the Company (the “Surviving Company”), and (ii) immediately after the effectiveness of the First Merger, the Surviving Company will merge with and into the Company (the “Second Merger” and, together with the First Merger, the “Mergers”), with the Company continuing as the surviving corporation. ICMB’s board of directors, on the recommendation of its special committee, and the Company’s board of directors have each approved the Merger Agreement and the transactions contemplated thereby and have declared the Merger Agreement and the transactions contemplated thereby advisable. Subject to the terms and conditions of the Merger Agreement, each outstanding share of ICMB’s common stock (other than shares held by subsidiaries of ICMB or held, directly or indirectly, by the Company or Acquisition Sub) will be converted into the right to receive newly-issued shares of the Company’s common stock and, if applicable, cash, without interest, based on aggregate consideration equal to 90% of ICMB’s adjusted net asset value. The exchange ratio will be based on the parties’ respective adjusted net asset values per share. The stock consideration is capped at 19.99% of the Company’s common stock outstanding as of November 11, 2026, and the cash consideration is capped at 60% of the aggregate merger consideration, subject to adjustment as provided in the Merger Agreement to preserve the intended economic terms and tax treatment. Consummation of the Mergers is subject to certain customary closing conditions, including approval by ICMB’s stockholders and the delivery of customary instruments providing for the payoff of ICMB’s outstanding indebtedness.

Management Commentary

Ted Goldthorpe, Chief Executive Officer of BCP Investment Corporation, stated, “We are pleased to announce our proposed merger with ICMB, which represents another step in the execution of our strategy to pursue consolidation in the BDC space. We expect the transaction to be accretive for ICMB and BCIC stockholders. We have been proactive in identifying specific opportunities where our Company can benefit from greater scale and cost synergies, and we believe the combined company will benefit from having lower financing costs, a reduction in public company costs per share and improved trading liquidity in the equity.

During the third quarter, we continued to actively manage and reposition our portfolio, with an emphasis on credit quality, liquidity and strengthening our overall financial position. We completed the previously announced amendment to our KeyBank Credit Facility, increasing borrowing capacity to $150 million, reducing the spread by 30 basis points and extending the KeyBank Credit Facility’s revolving period and maturity date by two years. Additionally, during the quarter, we increased our unsecured financing by issuing an incremental $10 million of our 7.50% notes due 2029, the proceeds of which were then used to redeem the remaining $10 million of our 2026 Notes, further enhancing our capital structure and eliminating all near-term debt maturities. Together, these actions have derisked near-term refinancing risks and streamlined our debt capital structure.

Net investment income of $0.37 per share for the quarter continued to reflect elevated portfolio repayments. While repayments continued to outpace new deployments, we have remained disciplined in deploying capital and continue to evaluate opportunities that meet our underwriting criteria.

Net asset value was impacted by unrealized mark-to-market movements throughout the portfolio, reflecting markdowns across multiple industries during the quarter. We remain closely engaged with these portfolio companies as they navigate the current environment. At the same time, the number of debt investments on non-accrual declined from 11 to 10 during the quarter, while non-accrual investments at fair value decreased to 2.8% of the portfolio from 3.1% in the prior quarter.

Looking ahead, our priorities remain centered on actively managing the existing portfolio, maintaining balance sheet flexibility, and allocating capital where we see the most compelling risk-adjusted returns. Given current trading levels, we expect to favor debt repayment and share repurchases as we receive repayments over new investments in the coming quarters. We believe the improvements to our financing structure leave us well positioned to manage through the current environment.

Lastly, we are pleased that our Board has approved regular monthly base distributions totaling $0.27 per share for the first quarter of 2027. We remain committed to providing consistent distributions to our shareholders while managing the portfolio with a long-term perspective.”

Selected Financial Highlights

•

Total investment income for the quarter ended September 30, 2026, was $13.9 million, of which approximately $12.0 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio. This compares to total investment income of $18.9 million for the quarter ended September 30, 2025, of which approximately $17.2 million was attributable to interest income, inclusive of payment-in-kind income, from the Debt Securities Portfolio.

•

Core investment income for the quarter ended September 30, 2026, excluding the impact of purchase discount accretion, was $12.2 million, compared to $15.3 million for the quarter ended September 30, 2025.

•	NII for the quarter ended September 30, 2026, was $4.6 million ($0.37 per share), compared to $8.8 million ($0.71 per share) for the quarter ended September 30, 2025.

•

The investment portfolio at fair value as of September 30, 2026, was $434.2 million, comprised of 105 portfolio companies. The debt investment portfolio, excluding investments in CLO Funds, equities and Joint Ventures, totaled $335.7 million at fair value, across 32 industries and 68 portfolio companies, with an average par balance per investment of approximately $3.1 million. This compares to a total investment portfolio at fair value as of June 30, 2026, of $452.7 million, comprised of 107 portfolio companies. The Company’s debt investment portfolio, excluding investments in the CLO Funds, equities and Joint Ventures, totaled $349.7 million at fair value as of June 30, 2026, and was spread across 33 different industries comprised of 71 different portfolio companies with an average par balance per investment of approximately $3.2 million.

•

Debt investments on non-accrual as of September 30, 2026, totaled 10 attributable to 7 portfolio companies, representing 2.8% and 6.0% of the Company’s investment portfolio at fair value and amortized cost, respectively. This compares to 11 debt investments attributable to 7 portfolio companies, representing 3.1% and 5.7% of the Company’s investment portfolio at fair value and amortized cost, respectively, as of June 30, 2026. As of September 30, 2026, for a subset of the non-accrual population, the Company continues to recognize interest income on a cash basis (i.e., only when cash payments are actually received).

•	Weighted average annualized yield was approximately 12.1% (excluding income from non-accruals and collateralized loan obligations) as of September 30, 2026.

•

Par value of outstanding borrowings as of September 30, 2026, was $282.4 million, compared to $286.1 million as of June 30, 2026. The asset coverage ratio was approximately 157%, compared to 162% as of June 30, 2026. Gross and net leverage as of September 30, 2026, were approximately 1.7x and 1.7x2, compared to 1.6x and 1.6x2, respectively, as of June 30, 2026.

[2]

Net leverage is calculated as the ratio between (A) debt, excluding unamortized debt issuance costs, less available cash and cash equivalents, and restricted cash and (B) NAV. BCIC believes presenting a net leverage ratio is useful and appropriate supplemental disclosure because it reflects the Company’s financial condition net of $5.9 million and $7.7 million of cash and cash equivalents and restricted cash as of September 30, 2026 and June 30, 2026, respectively. However, the net leverage ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the regulatory asset coverage ratio and other similar information presented in accordance with U.S. GAAP. Instead, the net leverage ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing BCIC’s financial condition.

Results of Operations

Operating results for the three and nine months ended September 30, 2026, and September 30, 2025, were as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands, except share and per share amounts)	2026	2025	2026	2025
Total investment income	$13,890	$18,940	$46,653	$43,688
Net expenses	9,310	10,092	29,665	25,943

Net Investment Income	4,580	8,848	16,988	17,745
Net realized gain (loss) on investments	(8,880)	(2,678)	(21,384)	(18,691)
Net change in unrealized gain (loss) on investments	(8,465)	15,525	(27,837)	18,250
Tax (provision) benefit on realized and unrealized gains (losses) on investments	(190)	1,935	(409)	1,726

Net realized and unrealized appreciation (depreciation) on investments, net of taxes	(17,535)	14,782	(49,630)	1,285
Realized gains (losses) on extinguishment of debt	(532)	—	(892)	—

Net Increase (Decrease) in Net Assets Resulting from Operations	$(13,487)	$23,630	$(33,534)	$19,030

Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share:
Basic:	$(1.09)	$1.88	$(2.70)	$1.84
Diluted:	$(1.09)	$1.86	$(2.70)	$1.83
Net Investment Income Per Common Share:
Basic:	$0.37	$0.71	$1.37	$1.72
Diluted:	$0.37	$0.70	$1.37	$1.71
Weighted Average Shares of Common Stock Outstanding — Basic	12,383,625	12,549,643	12,398,946	10,337,858
Weighted Average Shares of Common Stock Outstanding — Diluted	12,383,625	12,726,646	12,398,946	10,397,936

Investment Income

The composition of the Company’s investment income for the three and nine months ended September 30, 2026, and September 30, 2025, was as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
($ in thousands)	2026	2025	2026	2025
Interest income, excluding CLO equity income and purchase discount accretion	$8,790	$11,032	$27,989	$27,127
Purchase discount accretion	1,657	3,618	6,660	3,634
Payment-in-kind income	2,057	2,705	7,840	8,215
CLO income	160	79	160	371
Dividend income from Joint Ventures	1,081	1,500	3,470	4,130
Fees and other income	145	6	534	211

Investment Income	$13,890	$18,940	$46,653	$43,688

Less: Purchase discount accretion	$(1,657)	$(3,618)	$(6,660)	$(3,634)

Core Investment Income	$12,233	$15,322	$39,993	$40,054

Fair Value of Investments

The composition of the Company’s investment portfolio as of September 30, 2026, and December 31, 2025, at cost and fair value was as follows:

($ in thousands)	September 30, 2026			December 31, 2025
Security Type	Cost/Amortized Cost	Fair Value	Fair Value Percentage of Total Portfolio	Cost/Amortized Cost	Fair Value	Fair Value Percentage of Total Portfolio
First Lien Debt	$304,260	$278,099	64.0%	$360,556	$344,126	68.7%
Second Lien Debt	45,023	34,102	7.9%	49,777	42,183	8.4%
Subordinated Debt	29,440	23,461	5.4%	27,487	25,339	5.1%
Collateralized Loan Obligations	16,467	15,684	3.6%	1,381	1,789	0.4%
Joint Ventures	66,338	45,132	10.4%	64,403	48,165	9.6%
Equity	47,594	37,446	8.6%	44,413	39,193	7.8%
Asset Manager Affiliates(1)	17,791	—	—	17,791	—	—
Derivatives	31	319	0.1%	31	180	0.0%

Total	$526,944	$434,243	100.0%	$565,839	$500,975	100.0%

(1)	Represents the equity investment in the Asset Manager Affiliates.

Liquidity and Capital Resources

As of September 30, 2026, the Company had approximately $282.4 million (par value) of outstanding borrowings at a current weighted average interest rate of 7.0%, of which approximately $182.0 million par value had a fixed rate and $100.4 million par value had a floating rate.

As of September 30, 2026, and December 31, 2025, the fair values of investments and cash were as follows:

($ in thousands)
Security Type	September 30, 2026	December 31, 2025
Cash and Cash Equivalents	$2,347	$3,721
Restricted Cash	3,583	8,782
First Lien Debt	278,099	344,126
Second Lien Debt	34,102	42,183
Subordinated Debt	23,461	25,339
Equity	37,446	39,193
Collateralized Loan Obligations	15,684	1,789
Joint Ventures	45,132	48,165
Derivatives	319	180

Total	$440,173	$513,478

As of September 30, 2026, the Company had unrestricted cash of $2.3 million and restricted cash of $3.6 million, compared to $2.5 million and $5.2 million as of June 30, 2026. As of September 30, 2026, the Company had $49.6 million of available borrowing capacity under the KeyBank Credit Facility.

Interest Rate Risk

The Company’s investment income is affected by fluctuations in various interest rates, including SOFR and prime rates.

As of September 30, 2026, approximately 86.3% of the Company’s Debt Securities Portfolio at par value was floating rate, with a spread to an interest rate index such as SOFR or the prime rate. Approximately 95.9% of these floating rate loans contain floors ranging between 0.50% and 5.25%. We generally expect that future portfolio investments will predominantly be floating rate investments.

In periods of rising or declining interest rates, the cost of the portion of the Company’s debt associated with its fixed rate borrowings would remain the same, while the interest rate on borrowings under the KeyBank Credit Facility would fluctuate with changes in interest rates.

Generally, the Company would expect that an increase in the base rate index for floating rate investment assets would increase gross investment income and a decrease in the base rate index for such assets would decrease gross investment income (in either case, such increase/decrease may be limited by interest rate floors/minimums for certain investment assets).

	Impact on net investment income from a change in interest rates at:
($ in thousands)	1%	2%	3%
Increase in interest rate	$2,144	$4,287	$6,431
Decrease in interest rate	$(2,112)	$(4,032)	$(5,324)

Conference Call and Webcast

We will hold a conference call on Thursday, November 12, 2026, at 8:00 am Eastern Time to discuss our third quarter 2026 financial results. To access the call, stockholders, prospective stockholders and analysts should dial (646) 307-1963 approximately 10 minutes prior to the start of the conference call and use the conference ID 2135550.

A replay of this conference call will be available shortly after the live call through November 19, 2026.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis at https://edge.media-server.com/mmc/p/ykee8aoy. The online archive of the webcast will be available on the Company’s website shortly after the call at https://www.bcpinvestmentcorporation.com/ in the Investor Relations section under Events and Presentations.

About BCP Investment Corporation

BCP Investment Corporation (NASDAQ: BCIC) is a publicly traded, externally managed closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). BCIC’s middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. BCIC’s investment activities are managed by its investment adviser, Sierra Crest Investment Management LLC, an affiliate of BC Partners Advisors L.P.

BCIC’s filings with the Securities and Exchange Commission (the “SEC”), earnings releases, press releases and other financial, operational and governance information are available on BCIC’s website at www.bcpinvestmentcorporation.com.

About BC Partners Advisors L.P. and BC Partners Credit

BC Partners is a leading international investment firm in private equity and private credit strategies. Established in 1986, BC Partners has played an active role in developing the European buyout market for three decades.

Today, BC Partners executives operate across markets as an integrated team through the firm’s offices in North America and Europe. For more information, please visit https://www.bcpartners.com/.

BC Partners Credit was launched in February 2017 and has pursued a strategy focused on identifying attractive credit opportunities in any market environment and across sectors, leveraging the deal sourcing and infrastructure made available from BC Partners.

Transaction Advisors

Houlihan Lokey Capital, Inc. is serving as financial advisor to the Special Committee of the Board of Directors of ICMB, Fried Frank Harris Shriver & Jacobson LLP is serving as the Special Committee’s counsel and Dechert LLP is serving as counsel to ICMB. Simpson Thacher & Bartlett LLP is serving as counsel to BCIC.

About Investcorp Credit Management BDC, Inc.

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. ICMB’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. ICMB seeks to invest primarily in middle-market companies that have annual revenues of at least $50 million and earnings before interest, taxes, depreciation, and amortization of at least $15 million. ICMB’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about ICMB, please visit www.icmbdc.com.

Forward-Looking Statements

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between ICMB and BCIC pursuant to the Merger Agreement dated November 11, 2026, by and among ICMB, BCIC, and a wholly-owned subsidiary of BCIC. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including the required approval by the stockholders of ICMB may not be obtained; (2) the risk that the Mergers or other transactions contemplated by the Merger Agreement may not be completed in the time frame expected by ICMB and BCIC or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) uncertainty with respect to the trading levels of shares of the combined company’s common stock on NASDAQ; (6) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of ICMB and BCIC; (7) the ability of the combined company to implement its business strategy; (8) difficulties and delays in achieving synergies and cost savings of the combined company; (9) inability to retain and hire key personnel; (10) the occurrence of any event that could give rise to termination of the Merger Agreement; (11) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated Mergers or result in significant costs of defense, indemnification and liability; (12) evolving legal, regulatory and tax regimes; (13) changes in laws or regulations or interpretations of current laws and regulations that would impact BCIC’s classification as a business development company; and (14) changes in general economic and/or industry specific conditions. Some of these factors are enumerated in the filings ICMB and BCIC have made with the SEC, and will be contained in the materials ICMB and BCIC will file with the SEC in connection with the proposed transactions under the Merger Agreement, including BCIC’s registration statement on Form N-14 (the “Registration Statement”), which will include ICMB’s proxy statement on Schedule 14A that also constitutes a prospectus of BCIC (the “Proxy Statement/Prospectus”).

Important assumptions include our ability to originate new investments, and achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation that such plans, estimates, expectations or objectives will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) uncertainty of the expected financial performance of the Company; (2) expected synergies and savings associated with merger transactions effectuated by the Company; (3) the ability of the Company and/or its adviser to implement its business strategy; (4) evolving legal, regulatory and tax regimes; (5) changes in general economic and/or industry specific conditions, including but not limited to the impact of inflation; (6) the impact of increased competition; (7) business prospects and the prospects of the Company’s portfolio companies; (8) contractual arrangements with third parties; (9) any future financings by the Company; (10) the ability of Sierra Crest Investment Management LLC to attract and retain highly talented professionals; (11) the Company’s ability to fund any unfunded commitments; (12) any future distributions by the Company; (13) changes in regional or national economic conditions and their impact on the industries in which we invest; and (14) other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the SEC. The forward-looking statements should be read in conjunction with the risks and uncertainties discussed in the Company’s filings with the SEC, including the Company’s most recent Form 10-K and other SEC filings. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the SEC. Although the Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, neither ICMB nor BCIC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information or development, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the Mergers, BCIC plans to file with the SEC the Registration Statement that will include the Proxy Statement/Prospectus. After the Registration Statement is declared effective by the SEC, ICMB will mail the Proxy Statement/Prospectus to its stockholders. The Proxy Statement/Prospectus and Registration Statement will each contain important information about BCIC, ICMB, the Mergers and related matters. STOCKHOLDERS OF ICMB AND BCIC ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION ABOUT BCIC, ICMB, THE MERGERS AND RELATED MATTERS. Investors and security holders will be able to obtain the documentation filed with the SEC free of charge at the SEC’s website, http://www.sec.gov and for documents filed by BCIC, from BCIC’s website at https://www.bcpinvestmentcorporation.com and for documents filed by ICMB, from ICMB’s website at https://www.icmbdc.com. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participation in the Solicitation

ICMB, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ICMB in connection with the proposed Mergers. Information about the directors and executive officers of ICMB is set forth in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed by ICMB with the SEC on March 31, 2026 and its proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on November 10, 2025. Additional information regarding the directors and executive officers of ICMB will be contained in the Proxy Statement/Prospectus when it becomes available. These documents may be obtained free of charge from the sources indicated above.

No Offer or Solicitation

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposals included in the Proxy Statement/Prospectus or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contacts:

BCP Investment Corporation

650 Madison Avenue, 3rd floor

New York, NY 10022

info@bcpinvestmentcorporation.com

Brandon Satoren

Chief Financial Officer

Brandon.Satoren@bcpartners.com

(212) 891-2880

The Equity Group Inc.

Lena Cati

lena.cati@theequitygroup.com

(212) 836-9611

The Equity Group Inc.

Val Ferraro

val.ferraro@theequitygroup.com

(212) 836-9633

BCP INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Non-controlled/non-affiliated investments (amortized cost of $370,767 and $433,213, respectively)	$329,550	$409,735
Non-controlled affiliated investments (amortized cost of $114,217 and $90,294, respectively)	97,681	80,585
Controlled affiliated investments (amortized cost of $41,960 and $42,332, respectively)	7,012	10,655

Total Investments at fair value (amortized cost of $526,944 and $565,839, respectively)	$434,243	$500,975
Cash and cash equivalents	2,347	3,721
Restricted cash	3,583	8,782
Interest receivable	4,436	5,793
Receivable for unsettled trades	1,180	—
Dividend receivable	892	845
Other assets	2,781	3,525

Total Assets	$449,462	$523,641

LIABILITIES
2026 Notes (net of deferred financing costs and original issue discount of $5 and $312, respectively)	$9,995	$49,688
2028 Notes (net of deferred financing costs and original issue discount of $641 and $851, respectively)	34,359	34,149
2029 Notes (net of deferred financing costs of $1,034 and $—, respectively)	58,966	—
2030 Notes (net of deferred financing costs and original issue discount of $2,104 and $2,423, respectively)	72,896	72,577
2032 Convertible Notes (net of deferred financing costs and original issue discount of $92 and $102, respectively)	1,908	1,898
Great Lakes Portman Ridge Funding LLC Revolving Credit Facility (net of deferred financing costs of $— and $825, respectively)	—	106,804
KeyBank Credit Facility (net of deferred financing costs of $1,752 and $904, respectively)	98,628	41,765
Management and incentive fees payable	1,551	1,865
Accounts payable, accrued expenses and other liabilities	2,280	1,714
Accrued interest payable	6,205	4,025

Total Liabilities	$286,788	$314,485
COMMITMENTS AND CONTINGENCIES
NET ASSETS
Common stock, par value $0.01 per share, 20,000,000 common shares authorized; 14,020,769 issued, and 12,387,452 outstanding as of September 30, 2026, and 14,003,016 issued, and 12,541,858 outstanding as of December 31, 2025	$124	$125
Capital in excess of par value	809,179	811,111
Total distributable (loss) earnings	(646,629)	(602,080)

Total Net Assets	$162,674	$209,156

Total Liabilities and Net Assets	$449,462	$523,641

Net Asset Value Per Common Share	$13.13	$16.68

BCP INVESTMENT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
INVESTMENT INCOME
Interest income:
Non-controlled/non-affiliated investments	$9,696	$13,295	$31,784	$29,058
Non-controlled affiliated investments	911	1,434	3,025	2,074

Total interest income	10,607	14,729	34,809	31,132
Payment-in-kind income:
Non-controlled/non-affiliated investments(1)	1,831	2,507	6,928	7,714
Non-controlled affiliated investments	226	198	912	501

Total payment-in-kind income	2,057	2,705	7,840	8,215
Dividend income:
Non-controlled affiliated investments	1,081	1,500	3,470	4,130

Total dividend income	1,081	1,500	3,470	4,130
Fees and other income:
Non-controlled/non-affiliated investments	71	6	340	128
Non-controlled affiliated investments	74	—	194	83

Total fees and other income	145	6	534	211

Total investment income	$13,890	$18,940	$46,653	$43,688

EXPENSES
Management fees	1,551	1,808	4,885	4,719
Performance-based incentive fees	—	1,069	873	2,956
Interest and amortization of debt issuance costs	5,560	5,514	17,307	14,042
Professional fees	760	621	2,389	1,476
Administrative services expense	652	505	1,760	1,365
Directors’ expense	123	154	369	440
Other general and administrative expenses	664	609	2,082	1,133

Total expenses	$9,310	$10,280	$29,665	$26,131

Waiver of performance-based incentive fees	—	(188)	—	(188)

Net expenses	9,310	10,092	29,665	25,943

NET INVESTMENT INCOME	$4,580	$8,848	$16,988	$17,745

REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS:
Net realized gains (losses) from investment transactions
Non-controlled/non-affiliated investments	$(8,872)	$(1,318)	$(21,268)	$(11,047)
Non-controlled affiliated investments	(8)	(1,360)	(116)	(1,452)
Controlled affiliated investments	—	—	—	(6,192)

Net realized gain (loss) on investments	(8,880)	(2,678)	(21,384)	(18,691)
Net change in unrealized appreciation (depreciation) on:
Non-controlled/non-affiliated investments	(5,994)	12,773	(17,878)	14,662
Non-controlled affiliated investments	(2,654)	3,114	(6,827)	(1,042)
Controlled affiliated investments	91	(362)	(3,271)	4,651
Derivatives	92	—	139	(21)

Net change in unrealized gain (loss) on investments	(8,465)	15,525	(27,837)	18,250

Tax (provision) benefit on realized and unrealized (gains) losses on investments	(190)	1,935	(409)	1,726

Net realized and unrealized appreciation (depreciation) on investments, net of taxes	(17,535)	14,782	(49,630)	1,285

Realized gains (losses) on extinguishment of debt	(532)	—	(892)	—

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$(13,487)	$23,630	$(33,534)	$19,030

Net Increase (Decrease) In Net Assets Resulting from Operations per Common Share:
Net increase (decrease) in net assets per share resulting from operations – Basic	$(1.09)	$1.88	$(2.70)	$1.84
Weighted average common stock outstanding – Basic	12,383,625	12,549,643	12,398,946	10,337,858
Net increase (decrease) in net assets per share resulting from operations – Diluted	$(1.09)	$1.86	$(2.70)	$1.83
Weighted average common stock outstanding – Diluted	12,383,625	12,726,646	12,398,946	10,397,936
Net Investment Income Per Common Share:
Net investment income (loss) — Basic	$0.37	$0.71	$1.37	$1.72
Net investment income (loss) — Diluted	$0.37	$0.70	$1.37	$1.71

(1)

During the three months ended September 30, 2026 and 2025, the Company received $0.1 million and less than $0.1 million, respectively, of non-recurring fee income that was paid in-kind and included in this financial statement line item. During the nine months ended September 30, 2026 and 2025, the Company received $0.7 million and $0.3 million, respectively, of non-recurring fee income that was paid in-kind and included in this financial statement line item.